UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

Premier Air Charter Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56312	99-0385465
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

2006 Palomar Airport Road, Suite 210, Carlsbad, California 92011

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Office)

Registrant’s telephone number, including area code 858-239-0788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/a	N/a	N/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2025, Premier Air Charter Holdings Inc. (the “Company”) entered into a Conversion Agreement (the “Agreement”) with Innoworks Employment Services, Inc. (the “Holder”). Pursuant to the Agreement, the Company agreed to exchange an aggregate principal amount of $6,419,269.43 in debt (the “Debt”), including accrued interest thereon, owed by the Company’s wholly-owned subsidiary, Premier Air Charter, Inc., to the Holder, for 100,000 shares of the Company’s Series A Preferred Stock (the “Settlement Shares”).

The Debt arises from an Amended and Restated Promissory Installment Note dated March 19, 2025, which consolidated and amended (i) a promissory note issued on February 2, 2024, in the principal amount of $2,756,327.42, (ii) a promissory note issued on August 1, 2024, in the principal amount of $1,629,953.82, and (iii) an additional amount of $2,140,511.28 owed as of March 19, 2025. The Settlement Shares are to be issued pursuant to the terms of the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”).

The Agreement includes customary representations, warranties, and covenants by both the Company and the Holder, including representations regarding ownership of the Debt, authority to enter into the Agreement, investment intent, and accredited investor status. The parties also agreed to mutual indemnification for breaches of representations, warranties, or covenants. Upon issuance of the Settlement Shares, the Debt will be terminated in its entirety and will no longer represent an outstanding obligation of Premier Air Charter, Inc. or the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Settlement Shares have a stated value of $164.19 per share. The Settlement Shares were issued in a private transaction not involving a public offering. The Settlement Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Holder represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and that it is acquiring the Settlement Shares for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof.

Each share of Series A Preferred Stock is convertible, at any time at the option of the holder, into shares of the Company’s common stock determined by dividing the stated value of such share ($164.19) by the conversion price of $0.04 per share (the “Set Price”), subject to adjustment for stock dividends, stock splits, combinations, reclassifications, or similar events. Conversions are subject to a beneficial ownership limitation preventing the holder (together with its affiliates) from beneficially owning more than 4.9% of the Company’s outstanding common stock immediately after giving effect to such conversion, which limitation may not be waived.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On August 6, 2025, the Company designated 100,000 shares of its preferred stock as Series A Preferred Stock by filing the Certificate of Designation with the Secretary of State of the State of Nevada. The Certificate of Designation became effective upon filing.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Index of Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock of Premier Air Charter Holdings Inc., dated August 6, 2025.
10.1	Conversion Agreement, dated as of August 5, 2025, by and between Premier Air Charter Holdings Inc. and Innoworks Employment Services, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Air Charter Holdings Inc.

Date: August 8, 2025	By:	/s/ Sandra J. DiCocco Bonar
	Name:	Sandra J. DiCocco Bonar
	Title:	Chief Executive Officer

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